UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2009
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.
     On September 14, 2007, The SCO Group, Inc. and its wholly owned subsidiary, SCO Operations, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under Case No. 07-11337(KG).
     On July 27, 2009, the Bankruptcy Court held a hearing and took evidence on cross-motions consisting of (a) the Debtor’s Motion for the Sale of Property Outside the Ordinary Course of Business Free and Clear of Interest and for Approval of Assumption and Assignment of Executory Contracts and Unexpired Leases in Conjunction with Sale (the “Sale Motion”), and (b) the Motions of Novell, IBM and the Office of the United States Trustee for conversion of Debtors’ reorganization under Chapter 11 to a liquidation proceeding under Chapter 7 of the Bankruptcy Code (collectively, the “Conversion Motions”).
     On August 5, 2009, the Bankruptcy Court issued its Memorandum Opinion, and denied all of the Conversion Motions and the Sale Motion. Instead, the Bankruptcy Court opted to appoint a Chapter 11 Trustee, and entered an Order directing the Office of the United States Trustee to do so. Pursuant to this Order, the Office of the United States Trustee will select, and the Bankruptcy Court shall thereafter consider and approve, a Chapter 11 Trustee. Pursuant to the Bankruptcy Code, and subject to the supervision and approval of the Bankruptcy Court, the Chapter 11 Trustee will have, upon appointment, authority over the Debtors’ assets and affairs and the future course of the Debtors’ litigation against Novell, IBM, et al.
A copy of the Memorandum Opinion is attached hereto as Exhibit 99.1
Item 5.02 Departure of Directors or Certain Offficers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
     On August 3, 2009, The SCO Group, Inc. (the “Company”) entered into a Change in Control Agreement (the “Agreement”) with Kenneth R. Nielsen, Chief Financial Officer of the Company. Other than the name of Mr. Nielsen and the address of Mr. Nielsen, the Agreement is substantially identical to the Change in Control Agreements entered into with other executive officers of the Company.
     Pursuant to the terms of the Agreement, Mr. Nielsen agrees that he will not voluntarily leave the employ of the Company in the event any individual, corporation, partnership, company or other entity takes certain steps to effect a Change in Control (as defined in the Agreement) of the Company, until the attempt to effect a Change in Control has terminated, or until a Change in Control occurs.
     If Mr. Nielsen is still employed by the Company when a Change in Control occurs, any stock, stock option or restricted stock granted to Mr. Nielsen by the Company that would have become vested upon continued employment by Mr. Nielsen shall immediately vest in full and become exercisable notwithstanding any provision to the contrary of such grant and shall remain exercisable until it expires or terminates in accordance with its terms.

     Mr. Nielsen shall be solely responsible for any taxes that arise or become due pursuant to the acceleration of vesting that occurs pursuant to the Agreement.
     The Company’s form of Change in Control Agreement is attached to the Current Report on Form 8-K as Exhibit 99.1, which was filed on December 16, 2004.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Memorandum Opinion of the United States Bankruptcy Court for the District of Delaware Dated August 5, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 6, 2009

THE SCO GROUP, INC.

By: Name:	/s/ Kenneth R. Nielsen Kenneth R. Nielsen
Title:	Chief Financial Officer